Exhibit 10.1

ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Agreement”) is entered into as of February 29, 2008, by and among Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens U.S. SPV I, LLC, a Delaware limited liability company, as partial assignee of Laurus (“Valens,” together with Laurus, each an “Assignor” and collectively, “Assignors”), and eLandia International Inc., a Delaware corporation formerly known as Elandia, Inc.(“Assignee”).

BACKGROUND

A. Assignors are a party to a Security Agreement made as of June 29, 2007 (the “Security Agreement”), by and among Assignors, Assignee, Latin Node, Inc., a Florida corporation (“Latin Node”), and various subsidiaries listed on Exhibit A to the Security Agreement (the “Eligible Subsidiaries” and together with Latin Node, each a “Company,” collectively, the “Companies”), pursuant to which Assignors agreed to make certain advances available to the Companies.

B. Under the terms of the Security Agreement, Laurus agreed to make Revolving Loans (as such term is defined in the Security Agreement) to the Companies which Revolving Loans are evidenced by a Secured Revolving Note in the original principal amount of $7,500,000 and Assignors made a Term Loan (as such term is defined in the Security Agreement) which Term Loan is evidenced by a Secured Convertible Term Note in the original principal amount of $5,500,000.

C. Each Assignor has agreed to sell and assign all of its respective right, title, and interest in and to the Loans (as defined in the Security Agreement) and the Ancillary Agreements (as defined in the Security Agreement, and together with the Security Agreement collectively, the “Loan Documents”) to Assignee and Assignee has agreed to purchase the Loans and the Loan Documents from Assignors on the terms and conditions herein contained.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1 Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

2 Assignment and Assumption.

(a) As of the Effective Date (as defined in Section 6 of this Agreement), each Assignor hereby TRANSFERS, ASSIGNS, SELLS, GRANTS and CONVEYS, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY NATURE WHATSOEVER (except as expressly set forth in Section 5(a) of this Agreement) unto Assignee all of such Assignor’s right, title, and interest in and to the Loans and the Loan Documents, together with all attendant liens, rights, title, assignments and interests (including security interests), pertaining to or arising from the Loan Documents (the “Assigned Rights”).

(b) Assignee hereby PURCHASES all of the Assigned Rights and ASSUMES all of each Assignor’s obligations under and with respect to the Loans and the Loan Documents as of the Effective Date (including, without limitation, all of each Assignor’s commitments, if any, and the obligations owing to each Assignor thereunder).

(c) Laurus hereby acknowledges that the aggregate outstanding principal amount of the Revolving Loans and accrued interest thereon as of the commencement of business on February 29, 2008 is $698,280.73. Assignors hereby acknowledge that the aggregate outstanding principal amount of the Term Loan and accrued interest thereon as of the commencement of business on February 29, 2008 is $5,548,736.24.

(d) The aggregate amount of unpaid fees, due from the Companies to Assignors in accordance with the terms of the Loan Documents is $718,439.

3 Payment of Purchase Price. In consideration for the Assigned Rights, Assignee shall pay to Assignors an amount equal to $6,965,455.97 (the “Purchase Price”) computed as follows: (i) $6,247,016.97 representing the sum of (a) the unpaid principal balance of, and accrued interest on, the Loans as described in Section 2(c) above plus (ii) all unpaid fees as described in Section 2(d) above. The Purchase Price shall be paid by wire transfer to Assignors of immediately available funds in the lawful currency of the United States of America in accordance with the wire transfer instructions set forth on Schedule A hereto.

4 Termination of Agreements. Laurus agrees that the following agreements will be terminated and Latin Node is forever released and discharged from any and all liability arising thereunder from and after the Effective Date:

(i) the Common Stock Purchase Warrant for 533,158 shares issued June 29, 2007 by Latin Node to Laurus; and

(ii) the Registration Rights Agreement dated June 29, 2007 between Latin Node and Laurus.

5 Representations and Warranties.

(a) Each Assignor represents and warrants that (i) the Assigned Rights held by it are free and clear of any lien or encumbrance created by such Assignor; (ii) this Agreement has been duly authorized, executed and delivered by such Assignor, and is the legal, valid and binding obligation of such Assignor enforceable in accordance with its terms; (iii) it has title to the Assigned Rights held by it and (iv) it has not previously assigned, sold or hypothecated any interest that it may have in the Assigned Rights or the Loan Documents.

(b) No Assignor makes any representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made by any Company in or in connection with the Loan Documents, (ii) the legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document, (iii) the occurrence or existence of any defaults or events of default under any Loan Document; or (iv) the financial condition of any Company, or the performance or observance by any Company or any other obligor of any of its obligations under any Loan Document.

(c) Assignee hereby acknowledges that it is taking the Loan Documents as is, without recourse to any Assignor, without the benefit of any representations or warranties from ant Assignor, except as expressly stated in Section 5(a).

(d) Assignee represents and warrants that this Agreement has been duly authorized, executed and delivered by it, and is the legal, valid and binding obligation of the Assignee enforceable in accordance with its terms.

6 Effective Date; Conditions Precedent. This Agreement shall become effective as of the date on which all of the following conditions have been fulfilled (the “Effective Date”):

(a) Each Company, each Guarantor, Assignor, Assignee and each other party to the execution of this Agreement as set forth on the signature page hereto shall each have executed and delivered counterparts of this Agreement to one another; and

(b) Assignor shall have received payment in full of the Purchase Price.

7 Delivery of Documents; Further Assurances. After the Effective Date, each Assignor shall execute and deliver to Assignee, at the expense of the Companies or Assignee such other documents, instruments, consents, assignments and agreements as Assignee shall reasonably request from time to time, to further evidence or carry out the transfer and assignment contemplated by this Agreement including, without limitation, delivery to the Assignee of the original Notes, Warrants, stock certificates together with related stock powers and each guaranty guaranteeing the payment of the Loans in possession of such Assignor.

8 Indemnities. For and in consideration of each Assignor’s agreements contained herein, each Company and Assignee jointly and severally hereby indemnify each Assignor from, and hold Assignor harmless against, all losses, liabilities, charges, expenses and fees (a) which any Assignor may incur as a result of any non-payment, claim or refund or charge back of any checks or other items which have been credited by any Assignor to any Company’s account with any Assignor, together with all expenses and other charges incident thereto, (b) which Assignor may have incurred or may now or hereafter incur in connection with the transactions contemplated by this letter which have not as yet been reflected in any Company’s loan account which any Company is, or may be, required to bear pursuant to the Loan Documents and (c) which any Assignor may incur as a result of errors in calculation of any amounts due any Assignor by any Company; provided that, in each such case, such indemnification is sought within sixty (60) days of the date hereof.

9 Consent to Assignment. Each Company and each Guarantor, if any, and their respective officers, directors, employees, representatives, agents, executors, heirs, administrators, successors and assigns (each Company, each Guarantor and each such other party, collectively, the “Releasing Parties “) consents to this Assignment and agrees to be bound by its terms and conditions to the extent applicable to it. Each Releasing Party represents and warrants to Assignee that there are no defenses, offsets or counterclaims to any such party’s obligations under any of the Loan Documents. For and in consideration of each Assignor’s agreements contained herein the Releasing Parties hereby release each Assignor and each of its officers, directors, representatives, employees, agents, attorneys-in-fact, affiliates and successors and assigns (collectively, the “Assignor Parties”) from any and all claims, demands, agreements, actions, expenses, damages, judgments, liabilities and obligations which any of the Releasing Parties has ever had against of the Assignor Parties pursuant to the Loan Documents or any of the transactions relating thereto and hereby agrees to indemnify the Assignor Parties from, and hold the Assignor Parties harmless against the same.

10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

11 WAIVER OF JURY TRIAL. EACH ASSIGNOR, ASSIGNEE, EACH COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. Any signature delivered by facsimile transmission shall be deemed an original signature hereto.

13 Entire Agreement. This Agreement represents the entirety of all agreements and understandings of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements, whether written or oral.

14 Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ELANDIA INTERNATIONAL INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its
investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

VALENS U.S. SPV I, LLC

By:	Valens Capital Management, LLC, its
investment manager

By:	/s/ Scott Bluestein
Name:	Scott Bluestein
Title:	Authorized Signatory

CONSENTED AND AGREED TO:

ELANDIA INTERNATIONAL INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Chief Financial Officer

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

LATIN NODE, INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

LATIN NODE LLC

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

LATINODE COMMUNICATIONS CORPORATION

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

NSITE SOFTWARE, LLC

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

TROPICAL STAR COMMUNICATIONS, INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

TS TELECOMMUNICATIONS, INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

TOTAL SOLUTIONS TELECOM INC.

By:	/s/ Harley L. Rollins
Name:	Harley L. Rollins
Title:	Vice President

SIGNATURE PAGE TO

ASSIGNMENT AGREEMENT

SCHEDULE A

Wire Transfer Instructions